UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-7564	13-5034940
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

200 LIBERTY STREET, NEW YORK, NEW YORK	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 416-2000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On January 17, 2007, the Board of Directors of Dow Jones & Company, Inc. (the “Board” and the “Company,” respectively) approved, on the recommendation of the Compensation Committee (the “Committee”), payouts of final awards to certain of the Company’s executive officers under the Company’s contingent stock right (“CSR”) program in respect of two performance periods that both ended on December 31, 2006.  CSRs are long-term incentive awards offered to certain of the Company’s executives pursuant to the Dow Jones 2001 Long Term Incentive Plan.  CSRs were granted in respect of performance periods of four years until the Committee adopted a shorter three-year performance period beginning in 2004.  As a result of this transition, two performance periods ended on December 31, 2006:  the 2003-2006 (four-year) and 2004-2006 (three-year) performance periods.

The payouts approved on January 17, 2007 included awards to:  (i) Richard F. Zannino, the Company’s Chief Executive Officer; (ii) L. Gordon Crovitz, Publisher of The Wall Street Journal, President of the Consumer Media Group and Executive Vice President; (iii) Karen Elliott House, who was Senior Vice President and Publisher of The Wall Street Journal prior to her retirement effective February 28, 2006; and (iv) Paul E. Steiger, Managing Editor of The Wall Street Journal.

Payouts in respect of the two CSR performance periods that ended on December 31, 2006 were based on the following performance criteria:

•

total stockholder return (“TSR”) during the performance period relative to an established group of publishing and media companies and financial services companies, referred to as our “comparator group,” weighted 50%; and

•

a subjective assessment of qualitative corporate and business unit performance, weighted 30%, and individual performance, weighted 20%.

The actual number of shares earned could range from zero to a maximum of 150% of the executive’s target award.  In accordance with the LTIP, the number of shares covered by each initial CSR grant represents the maximum payout opportunity.

With respect to the TSR measure, the target performance level was Company TSR during the performance period at the 50th percentile of the comparator group for the applicable period.  The subjective performance criteria were evaluated independently from the TSR performance measure.  The number of shares of common stock of the Company earned by the executive officers named above was determined in accordance with the schedule below with respect to TSR and the subjective performance measures.

Performance level	Number of shares earned
Maximum	150% of target
Target	100% of target
Threshold	20% of target
Below Threshold	0% of target

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The target numbers of shares covered by the executives’ CSR awards for the 2003-2006 and 2004-2006 performance periods, and the actual numbers of shares earned by the executives, are set forth in the tables below.    Subject to the approval of the Committee, the executive officers could elect to receive the equivalent value of the shares they earned under the CSR program in cash or in a combination of shares and cash.

2003-2006 Performance Period

Executive officer	Target number of shares	Number of shares earned	Fair market value of shares earned as of payout date (January 17, 2007) (1)
Mr. Zannino	15,667	13,054	$511,456
Mr. Crovitz	9,600	8,194	$321,041
Ms. House	9,000	7,406	$290,167
Mr. Steiger	5,733	4,893	$191,708

 2004-2006 Performance Period

Executive officer	Target number of shares	Number of shares earned	Fair market value of shares earned as of payout date (January 17, 2007)(1)
Mr. Zannino	14,867	9,734	$381,378
Mr. Crovitz	6,667	4,500	$176,310
Ms. House	6,667	4,297	$168,356
Mr. Steiger	4,933	3,330	$130,469

(1) Based on the closing price on the New York Stock Exchange of the Company’s common stock on January 17, 2007.

Contingent Stock Right Awards for the 2007 to 2009 Performance Period

On January 17, 2007, the Board also approved, on the recommendation of the Committee, initial CSR grants for Messrs. Zannino, Crovitz and Steiger for the 2007-2009 performance period, as well as the performance criteria for determining final payouts at the end of the performance period.  No CSRs were granted to Mr. Kann, who retired as Chief Executive Officer of the Company effective January 31, 2006, or to Ms. House, who retired by mutual agreement with the Company effective February 28, 2006.

The target number of shares covered by the executives’ initial CSR grants for 2007-2009 are 46,733 shares for Mr. Zannino, 16,267 shares for Mr. Crovitz and 8,467 shares for Mr. Steiger.  The actual number of shares earned could range from zero to a maximum of 150% of the executive’s target award.  In accordance with the LTIP, the number of shares covered by each initial CSR grant represents the maximum payout opportunity.

Final awards for the 2007-2009 performance period will be based solely on the Company's TSR relative to TSR for an established group of publishing and media companies during the performance period.   The target performance level is Company TSR during the 2007-2009 performance period at the 50th percentile of the comparator group for the same period.

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The number shares of common stock (or their equivalent in cash) to be delivered in respect of CSRs for the 2007-2009 performance period will be determined in accordance with the following schedule:

Performance level	Number of shares earned
Maximum	150% of target
Target	100% of target
Threshold	35% of target
Below Threshold	0% of target

Under the terms of the CSRs, the Committee is precluded from paying the executives more or less than the payout that is determined by the TSR performance measure.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Dated:	January 23, 2006	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller

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